Exhibit 99.1

April 25, 2025

***REVISED***

Filed via SEDAR+

To All Applicable Exchanges and Securities Administrators

Subject:	InMed Pharmaceuticals Inc. (the “Issuer”) Notice of Meeting and Record Date

Dear Sir/Madam:

We are pleased to confirm the following information with respect to the Issuer’s upcoming meeting of securityholders:

Meeting Type:	Special Meeting
Meeting Date:	June 13, 2025
Record Date for Notice of Meeting:	April 29, 2025
Record Date for Voting (if applicable):	April 29, 2025
Beneficial Ownership Determination Date:	April 29, 2025
Class of Securities Entitled to Vote:	Common Shares
ISIN:	CA4576377002
Issuer sending proxy materials directly to NOBOs:	No
Issuer paying for delivery to OBOs:	No
Notice and Access for Beneficial Holders:	NO ***REVISED***
Notice and Access for Registered Holders:	NO ***REVISED***

In accordance with applicable securities regulations we are filing this information with you in our capacity as agent of the Issuer.

Yours truly,

Odyssey Trust Company

as agent for InMed Pharmaceuticals Inc.